SOUTHWESTERN ELECTRIC POWER COMPANY


                                       AND


                              THE BANK OF NEW YORK,
                                   as Trustee

                              --------------------


                          First Supplemental Indenture

                             Dated as of May 1, 1997


                                       TO


                                    INDENTURE


                             Dated as of May 1, 1997

                              --------------------


       7.875% Junior Subordinated Deferrable Interest Debentures, Series A

                  FIRST SUPPLEMENTAL INDENTURE, dated as of the first day of May, 1997 (the "First Supplemental Indenture"), between SOUTHWESTERN ELECTRIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company" or "SWEPCO"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee") (under the Indenture dated as of May 1, 1997 between the Company and the Trustee (the "Indenture").


                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), which Debentures are to be issued from time to time in such series as may be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its 7.875% Junior Subordinated Deferrable Interest Debentures, Series A (such series being hereinafter referred to as the "Series A Debentures"), which Series A Debentures will be issued to evidence a loan made to the Company of the proceeds from the issuance by SWEPCO Capital I, a Delaware business trust (the "Trust"), of preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities") and common undivided beneficial interests in the assets of the Trust (the "Common Securities") pursuant to the terms of an Amended and Restated Trust Agreement (the "Trust Agreement") dated as of May 1, 1997 among the Company, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein (the "Administrative Trustees"), which Trust Agreement shall be substantially in the form attached hereto as Annex A, the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

                  WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE ONE
                             Additional Definitions

                  SECTION 1.01. For all purposes of this First Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

                  SECTION 1.02. The terms defined in this Section, for all purposes of this First Supplemental Indenture, shall have the respective meanings specified in this Section.

                  "Additional Sums" has the meaning specified in Section 5.05 of this First Supplemental Indenture.

                  "Additional Taxes" means the sum of any additional taxes, duties and other governmental charges to which the Trust has become subject from time to time as a result of a Tax Event.

                  "Common Securities" has the meaning specified in the second recital of this First Supplemental Indenture.

                  "Distributions" means amounts payable in respect of the Preferred Securities and Common Securities as provided in the Trust Agreement.

                  "Extension Period' has the meaning specified in Section 4.01 of this First Supplemental Indenture.

                  "Guarantee"   means   the   guarantee   by  the   Company   of
Distributions on the Preferred Securities of the Trust to the extent provided in the Guarantee Agreement, substantially in the form attached hereto as Annex B.

                  "Investment Company Event" means, in respect of the Trust, the receipt by the Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law), the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities of the Trust.

                  "1940 Act" means the Investment Company Act of 1940, as amended.

                  "Preferred Securities" has the meaning specified in the second recital of this First Supplemental Indenture.

                  "Property Trustee" means, in respect of the Trust, the commercial bank or trust company identified as the Property Trustee in the Trust Agreement, solely in its capacity as Property Trustee of the Trust under the Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

                  "Special  Event"  mean  a  Tax  Event or an Investment Company
Event.

                  "Tax Event" means the receipt by the Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of the Trust, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the corresponding Series A Debentures, (ii) interest payable by the Company on the Series A Debentures is not, or within 90 days of the date of such Opinion of Counsel, will not be, deductible by SWEPCO, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                  "Trust" has the meaning specified in the second recital of this First Supplemental Indenture.

                  "Trust Agreement" has the meaning specified in the second recital of this First Supplemental Indenture.


                                   ARTICLE TWO
                         General Terms and Conditions of
                             the Series A Debentures

                  SECTION 2.01. There shall be and is hereby authorized a series of Debentures designated the "7.875% Junior Subordinated Deferrable Interest Debentures, Series A," limited in aggregate principal amount to $113,402,075, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series A Debentures. The Series A Debentures shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, on April 30, 2037, provided that the Company may shorten such maturity date at any time and from time to time at the election of the Company, but in no event shall such maturity date be earlier than April 30, 2002, and further provided that if the Company exercises its right to liquidate the Trust and distribute the Debentures to holders of the Preferred Securities pursuant to Section 904 of the Trust Agreement, the maturity date of such Debentures may be shortened to any date selected by the Company that is (i) no earlier than the date five years after the initial issuance of the Preferred Securities and (ii) no later than April 30, 2037. The Series A Debentures shall be issued in the form of registered Series A Debentures without coupons.

                  SECTION 2.02. The Series A Debentures shall be issued in certificated form and registered in the name of the Property Trustee or its nominee, subject to the exchange of such certificated Series A Debentures for a Global Debenture as provided in the Trust Agreement. Series A Debentures represented by a Global Debenture will not be exchangeable for, and will not otherwise be issuable as, Series A Debentures in certificated form, except as provided in this First Supplemental Indenture. Principal and interest on the Series A Debentures will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for Series A Debentures bearing identical terms and provisions at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register or, with respect to a registered holder of $1,000,000 or more in aggregate principal amount of Series A Debentures who has delivered a written request to the Trustee at least 14 days prior to the relevant Interest Payment Date (as defined in Section 2.03 below) electing to have payments made by wire transfer to a designated account in the United States, by wire transfer of immediately available funds to such designated account. The Company and the Trustee will act as co-paying agents for the Series A Debentures. Payments of principal of and interest on the Series A Debentures issued as a Global Debenture will be made to the Depositary. The Depository Trust Company (55 Water Street, New York) will initially act as the Depositary for the Global Debenture.

                  A Global Debenture shall be exchangeable for Series A Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Debenture and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such Global Debenture shall be so exchangeable or (iii) the Global Debenture was issued pursuant to Section 904 of the Trust Agreement and there shall have occurred and be continuing an Event of Default with respect to such Global Debenture and the holders of at least a majority of the beneficial interests in such Global Debenture advise the Trustee in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest, then the Trustee shall notify the Depositary and the Depositary shall notify all holders of beneficial interests in the Global Debenture of the occurrence of such event and the availability of Series A Debentures to such holders. Any Global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct.

                  SECTION 2.03. Each Series A Debenture will bear interest at the rate of 7.875% per annum from and including the original date of issuance or from the most recent Interest Payment Date referred to below to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on June 30, 1997, to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered at the close of business on the Business Day next preceding that Interest Payment Date (each, a "Record Date"); provided, however, that if the Series A Debentures shall not be in the form of a Global Debenture, the record date shall be the 15th day of the month in which the relevant Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered holder on the relevant Record Date, and may be paid to the person in whose name the Series A Debenture (or one or more predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture; provided, however, that interest (other than interest described in the next sentence) shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period, unless the Company has elected to make a full or partial payment of interest accrued on the Series A Debentures on that Interest Payment Date. Any partial payment of interest accrued on the Series A Debentures on any Interest Payment Date falling within an Extension Period shall be paid pro rata to such registered holders based upon the principal amount of Series A Debentures then held by such registered holders.

                  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.


                                  ARTICLE THREE
                      Redemption of the Series A Debentures

                  SECTION 3.01. Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series A Debentures, in whole, at any time, or in part, from time to time, on or after April 30, 2002, at a redemption price equal to 100% of the principal amount of Series A Debentures to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. If the Series A Debentures are only partially redeemed pursuant to this Section, the Series A Debentures will be redeemed by lot or by any other method utilized by the Trustee, such method to be determined solely in the discretion of the Trustee. The Company may not redeem the Series A Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Series A Debentures for all interest periods terminating on or prior to the date of redemption.

                  SECTION 3.02. If a Special Event in respect of the Trust shall occur and be continuing, the Company may, at its option, redeem the Series A Debentures at any time within 90 days of the occurrence of such Special Event, in whole, but not in part, subject to the provisions of the Indenture. The redemption price for any Series A Debenture so redeemed shall be equal to 100% of the principal amount of the Series A Debentures to be redeemed plus any accrued and unpaid interest thereon to the date of redemption.


                                  ARTICLE FOUR
                      Extension of Interest Payment Period

                  SECTION  4.01.  Subject to Section 4.06 of the  Indenture  and
Section 5.06 of this First Supplemental Indenture, the Company shall have the right, at any time during the term of the Series A Debentures, to defer the payment of interest on such Series A Debentures at any time and from time to time for a period not to exceed 20 consecutive calendar quarters from the last Interest Payment Date to which interest was paid in full (but in no event beyond the maturity of the Series A Debentures) (each, an "Extension Period"), during which periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of such Extension Period the Company shall pay all interest then accrued and unpaid thereon. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions of such Extension Period shall not exceed 20 consecutive quarters or extend beyond the maturity of the Series A Debentures. No such Extension Period shall end on a date other than an Interest Payment Date. Upon termination of any such Extension Period and upon the payment of all accrued and unpaid interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

                  SECTION 4.02. The Company shall give the Trustee and the Administrative Trustees written notice of (i) any election by the Company to initiate an Extension Period and the duration thereof, (ii) any election by the Company to extend an Extension Period beyond the Interest Payment Date on which that Extension Period is then scheduled to terminate and the duration of such extension and (iii) any election by the Company to make a full or partial payment of interest accrued on the Series A Debentures on any Interest Payment Date during an Extension Period and the amount of such payment. In no event shall such notice by the Company be given less than one Business Day prior to the earlier of (A) the date the Administrative Trustees are required to give notice to The New York Stock Exchange or other applicable self-regulatory organization or to the holders of the Preferred Securities of the record date or the date Distributions are payable but in any event not less than one Business Day prior to such record date or (B) one Business Day prior to such date the Distributions on the Preferred Securities would have been payable except for the election to begin such Extension Period. Upon receipt of any such notice, the Trustee shall give written notice of the Company's election by mail to the Series A Debentureholders within five Business Days. The Company shall make a public announcement of any such election in accordance with New York Stock Exchange rules not less than five Business Days prior to such Record Date.


                                  ARTICLE FIVE

              Additional Terms Relating to the Preferred Securities

                  SECTION 5.01. (a) For so long as any Preferred Securities remain outstanding, if, upon an Event of Default, the Trustee fails or the holders of not less than 33% in aggregate principal amount of the outstanding Series A Debentures fail to declare the principal of all of the Series A Debentures to be immediately due and payable, the holders of at least 33% in aggregate liquidation preference of the Preferred Securities then outstanding (determined in accordance with the Trust Agreement) shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Series A Debentures shall become immediately due and payable (subject to Section 6.01(c) of the Indenture), provided that the payment of principal and interest on such Series A Debentures shall remain subordinated to the extent provided in the Indenture.

                  (b) For so long as any Preferred Securities remain outstanding, if, upon an Event of Default, the Trustee fails to proceed to enforce any right available to the holders of the Series A Debentures for 60 days, the holders of at least 33% in aggregate liquidation preference of the Preferred Securities then outstanding (determined in accordance with the Trust Agreement) shall have the right, to the fullest extent permitted by law, to directly institute proceedings for enforcement of such rights.

                  (c) For so long as any Preferred Securities remain outstanding, to the fullest extent permitted by law, upon the occurrence of an Event of Default described in Section 6.01(a)(1) or 6.02(a)(2) of the Indenture, any holder of Preferred Securities shall have the right to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Series A Debentures having a principal amount equal to the aggregate liquidation preference of the related Preferred Securities held by such holder after the due date specified for such payment in the Series A Debentures.

                  SECTION 5.02. For so long as any Preferred Securities remain outstanding, if the holders of a majority in aggregate principal amount of the Series A Debentures fail to waive an Event of Default in accordance with Section
6.06 of the Indenture, the holders of a majority in aggregate liquidation preference of the Preferred Securities then outstanding (determined in accordance with the Trust Agreement) have such right.

                  SECTION 5.03. For so long as any Preferred Securities remain outstanding, the Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless such consolidation, merger, conveyance, transfer or lease is permitted under the Trust Agreement and the Guarantee and does not give rise to any breach or violation of the Trust Agreement or the Guarantee.

                  SECTION 5.04. For so long as any Preferred Securities remain outstanding, the Company shall not terminate the Indenture or amend or supplement the Indenture in any manner that materially adversely affects the interests of the holders of the Preferred Securities, and subject to Section 6.01(c) of the Indenture, no waiver of any Event of Default or compliance with any covenant under the Indenture shall be effective without the prior consent to such waiver of the holders of at least a majority of the aggregate liquidation preference of such Preferred Securities then outstanding (determined in accordance with the Trust Agreement) unless and until the principal of the Series A Debentures and all accrued and unpaid interest thereon have been paid in full.

                  SECTION 5.05. In the event that (i) the Trust is the holder of all of the Outstanding Series A Debentures, (ii) a Tax Event in respect of the Trust shall have occurred and be continuing and (iii) the Company shall not have
(a) redeemed the Series A Debentures pursuant to Section 3.02 of this First Supplemental Indenture or (b) terminated the Trust pursuant to Section 902(b) of the Trust Agreement, the Company shall pay to the Trust (and its permitted successors or assigns under the Trust Agreement) for so long as the Trust (or its permitted successor or assignee) is the registered holder of any Series A Debentures, such additional amounts as may be necessary in order that the amount of Distributions (including any Additional Amounts (as defined in the Trust Agreement)) then due and payable by the Trust on the related Preferred Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes (the "Additional Sums"). Whenever in the Indenture or the Series A Debentures there is a reference in any context to the payment of principal of or interest on the Series A Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made, provided, however, that the deferral of the payment of interest pursuant to Section 4.01 of this First Supplemental Indenture or the Series A Debentures shall not defer the payment of any Additional Sums that may be due and payable during such interest payment period.

                  SECTION 5.06. For so long as any Preferred Securities remain outstanding, the Company covenants and agrees with each holder of Series A Debentures issued to the Trust that it will not, and it will not permit any Subsidiary of the Company to, (i) declare, set aside or pay any dividend or distribution on, or repurchase, redeem, or otherwise acquire or make any sinking fund payment with respect to, any shares of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the Series A Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in shares of its capital stock or in rights to acquire shares of its capital stock, (b) conversions into or exchanges for shares of its capital stock, (c) redemptions, purchases or other acquisitions of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Company or any of its subsidiaries and mandatory redemptions or sinking fund payments with respect to any series of Preferred Stock of the Company that are subject to mandatory redemption or sinking fund requirements, provided that the aggregate stated value of all such series outstanding at the time of any such payment does not exceed five percent of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Company and then outstanding and (2) the capital and surplus of the Company to be stated on the books of account of the Company after giving effect to such payment, provided, however, that any moneys deposited in any sinking fund and not in violation of this provision may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund without regard to the restrictions contained in this provision, and (d) payments under any guarantee by the Company with respect to any securities of a subsidiary of the Company, provided that the proceeds from the issuance of such securities were used to purchase Debentures of any series) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or
(iii) the Company shall have given notice of its election to begin an Extension Period as provided herein and shall not have rescinded such notice, or such period, or any extension thereof, shall be continuing.

                  SECTION 5.07. For so long as any Preferred Securities remain outstanding, the Company also covenants with each holder of Series A Debentures issued to the Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Trust, except (a) in connection with a distribution of the Series A Debentures to the holders of Preferred Securities in liquidation of the Trust or
(b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a "grantor trust" and not to be classified as an association taxable as a corporation for United States federal income tax purposes.


                                   ARTICLE SIX
                           Form of Series A Debenture

                  The Series A Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

                  [If the Debenture is to be issued as a Global Debenture, insert--This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or to a successor Depositary or to a nominee of such successor Depositary) may be registered except in limited circumstances.

                  Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No.___________                                                       $__________



CUSIP No. ______________

                       Southwestern Electric Power Company

                                     7.875%
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE,
                                    SERIES A

                  SOUTHWESTERN ELECTRIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture), for value received, hereby promises to pay to _____________________ or registered assigns, the principal sum of $____, on April 30, 2037, or on such earlier date as the Company may elect subject to the terms of Section 2.01 of the First Supplemental Indenture and to pay interest on such principal sum from and including May 8, 1997 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1997, at the rate of 7.875% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the Business Day next preceding that Interest Payment Date (each a "Record Date"); provided, however, that if this Debenture shall not be in the form of a Global Debenture the record date shall be the 15th day of the month in which the relevant Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered holder on the relevant Record Date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may then be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to; provided, however, that interest shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period (as defined below), unless the Company has elected to make a full or partial payment of interest accrued on this Debenture on that Interest Payment Date. Any partial payment of interest accrued on this series of Debentures on any Interest Payment Date falling within an Extension Period shall be paid pro rata to the registered holder of this Debenture based upon the principal amount of this Debenture in relation to the aggregate principal amount of all Debentures of this series then outstanding. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register or, with respect to a registered holder of $1,000,000 or more in aggregate principal amount of Debentures who has delivered a written request to the Trustee at least 14 days prior to the relevant Interest Payment Date electing to have payments made by wire transfer to a designated account in the United States, by wire transfer of immediately available funds to such designated account.

                  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each holder hereof, by its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon those provisions.

                  This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                  The provisions of this Debenture are contained on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.



                  IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

                                            SOUTHWESTERN ELECTRIC POWER COMPANY



                                            By
                                              Treasurer

Attest:




Secretary

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

Dated:


THE BANK OF NEW YORK
as Trustee or as Authenticating Agent



By
         Authorized Signatory

                                    (REVERSE)

            7.875% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE,
                                    SERIES A
                                   (continued)

                  This Debenture is one of a duly authorized series of debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of May 1, 1997 duly executed and delivered between the Company and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of May 1, 1997 between the Company and the Trustee (such Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is limited in aggregate principal amount as specified in the First Supplemental Indenture.

                  Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Debentures of this series at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or after April 30, 2002 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount of the Debentures of this series to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. If the Debentures of this series are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures of this series will be redeemed by lot or by any other method utilized by the Trustee, such method to be determined solely in the discretion of the Trustee.

                  If a Special Event in respect of the Trust shall occur and be continuing, the Company may, at its option, redeem this Debenture at any time within 90 days of the occurrence of such Special Event, in whole, but not in part, subject to the provisions of the Indenture. The redemption price for any Debenture of this series so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of such redemption.

                  In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

                  In case an Event of Default with respect to the Debentures of this series shall have occurred and be continuing, the principal of all of the Debentures of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Debentures of this series upon compliance by the Company with certain conditions set forth therein.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series, which default may be waived by the unanimous consent of the holders affected. A default may also be deemed to be waived subject to the Company's compliance with certain provisions of the Indenture, including the payment of matured interest and principal, other than principal on the Debentures that has not become due by their terms, and the remedy or, alternatively, waiver of all other defaults under the Indenture. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

                  For so long as any Preferred Securities remain outstanding, if, upon an Event of Default, the Trustee fails or the holders of not less than 33% in principal amount of the outstanding Debentures of this series fail to declare the principal of all of the Debentures of this series to be immediately due and payable, the holders of at least 33% in aggregate liquidation preference of the Preferred Securities then outstanding (determined in accordance with the related Trust Agreement) shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures of this series shall become immediately due and payable (subject to Section 6.01(c) of the Indenture), provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

                  For so long as any Preferred Securities remain outstanding, if, upon an Event of Default, the Trustee fails to proceed to enforce any right available to the holders of the Series A Debentures for 60 days, the holders of at least 33% in aggregate liquidation preference of the Preferred Securities then outstanding (determined in accordance with the Trust Agreement) shall have the right, to the fullest extent permitted by law, to directly institute proceedings for enforcement of such rights.

                  For so long as any Preferred Securities remain outstanding, to the fullest extent permitted by law, upon the occurrence of an Event of Default described in Section 6.01(a)(1) or 6.02(a)(2) of the Indenture, any holder of Preferred Securities shall have the right to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Series A Debentures having a principal amount equal to the aggregate liquidation preference of the related Preferred Securities held by such holder after the due date specified for such payment in the Series A Debentures.

                  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

                  Subject to the provisions of the Indenture, the Company shall have the right, at any time during the term of this series of Debentures, to defer the payment of interest on this series of Debentures at any time and from time to time for a period not to exceed 20 consecutive calendar quarters from the last Interest Payment Date to which interest was paid in full (but in no event beyond the maturity of the Series A Debentures) (each, an "Extension Period") during which periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of such Extension Period the Company shall pay all interest then accrued and unpaid thereon. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions of such Extension Period shall not exceed 20 consecutive quarters or extend beyond the maturity of the Series A Debentures. Upon termination of any such Extension Period and upon the payment of all accrued and unpaid interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company designated for such purpose in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or its attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  [If the Debenture is to be issued as a Global Debenture, insert--This Global Debenture is exchangeable for Debentures in certificated form only under certain limited circumstances set forth in the Indenture.] The Debentures of this series are issuable in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

                  All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                  ARTICLE SEVEN
                      Original Issue of Series A Debentures

                  Series A Debentures in the aggregate principal amount of $113,402,075 may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Debentures to or upon the written order of the Company, signed by its Chairman, President, Treasurer or an Assistant Treasurer, without any further action by the Company.


                                  ARTICLE EIGHT
                            Miscellaneous Provisions

                  SECTION 8.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in the form of Series A Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                  SECTION 8.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 8.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  SECTION  8.04.  This  First  Supplemental   Indenture  may  be
executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                    SOUTHWESTERN ELECTRIC POWER COMPANY


                                    By:
                                       Wendy G. Hargus, Treasurer



                                    THE BANK OF NEW YORK, as Trustee



                                    By: